EXHIBIT 10.67
FLORIDA, GEORGIA & NEW JERSEY
PRIMARY TRADITIONAL MARKET
WORKERS’ COMPENSATION QUOTA SHARE REINSURANCE CONTRACT
issued to
GUARANTEE INSURANCE COMPANY
Fort Lauderdale, Florida

Effective: January 1, 2009	Document Draft Date: February 10, 2009
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FLORIDA, GEORGIA & NEW JERSEY
PRIMARY TRADITIONAL MARKET
WORKERS’ COMPENSATION QUOTA SHARE REINSURANCE CONTRACT

Effective: January 1, 2009	Document Draft Date: February 10, 2009
Ullico Casualty Tracking No.:	DRAFT Contract with Firm Order Terms

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FLORIDA, GEORGIA & NEW JERSEY
PRIMARY TRADITIONAL MARKET
WORKERS’ COMPENSATION QUOTA SHARE REINSURANCE CONTRACT
TABLE OF CONTENTS

Articles
(Cont’d)	Page
37 Intermediary	30
38 Mode of Execution	30
Company Signing Block	31
Attachments

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WORKERS’ COMPENSATION QUOTA SHARE REINSURANCE CONTRACT
(the “Contract”)
issued to
GUARANTEE INSURANCE COMPANY
Fort Lauderdale, Florida
(the “Company”)
by
ULLICO CASUALTY COMPANY
Washington, D.C.
(the “Reinsurer”)
PREAMBLE
A.	In the event any affiliated companies are to be reinsured hereunder, whenever the word “Company” is used in this Contract, such term shall be held to include any or all of the affiliated companies which are or may hereafter be under common control, provided that notice be given to the Reinsurer of any such newly affiliated companies which may hereafter come under common control as soon as practicable with full particulars as to how such affiliation is likely to affect this Contract. In the event of either party maintaining that such affiliation calls for alteration in existing terms, and an agreement for alteration not being arrived at, then the business of such newly affiliated company is covered at existing terms only for a period of 45 days after notice by either party that it does not wish to cover such business.
B.	The retention of the Company and the liability of the Reinsurer and all other benefits accruing to the Company as provided in this Contract or any amendments hereto, shall apply to the affiliated companies comprising the Company as a group and not separately to each of the affiliated companies.
ARTICLE 1
BUSINESS COVERED
This Contract is to indemnify the Company in respect of the liability that may accrue to the Company as a result of loss or losses under Policies classified by the Company as Traditional Workers’ Compensation and/or Employers Liability (including losses arising from the United States Longshore and Harbor Workers’ Compensation Act, Jones Act, Federal Employers Liability Act, and any other Federal Act), for risks and exposures principally domiciled in

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Florida, Georgia and New Jersey, first written or renewed during the term of this Contract by or on behalf of the Company, subject to the terms and conditions herein contained.
ARTICLE 2
RETENTION AND LIMIT
A.	The Company shall cede, and the Reinsurer shall accept as reinsurance, a 68.00% share of all business reinsured hereunder. The Reinsurer shall pay to the Company the Reinsurer’s quota share of losses under the Policies, Loss Adjustment Expense, Extra Contractual Obligations and Loss in Excess of Policy Limits covered under this Contract, subject to a maximum limit of $680,000 (being 68.0% of $1,000,000), inclusive of original deductibles, each and every Loss Occurrence.
B.	The Company shall retain (net and un-reinsured elsewhere) no less than a 5.0% share of the business reinsured hereunder, unless the express written consent of the Reinsurer is obtained to retain a lesser amount.
C.	The Reinsurer’s Absolute Aggregate Limit, for all Losses, Loss Adjustment Expenses, Extra Contractual Obligations and Loss in Excess of Policy Limits covered under this Contract shall be that amount which represents 90.0% of the Gross Earned Premium Income.
ARTICLE 3
TERM
A.	This Contract shall take effect at 12:01 a.m., Local Standard Time at the place of the loss, January 1, 2009, applying to Loss Occurrences commencing at or after that time and date, on policies written or renewed by the Company with an effective time and date at or after that time and date, and shall remain in effect until 12:01 a.m., Local Standard Time at the place of the loss, January 1, 2010. There is no coverage for Loss Occurrences or policies written after January 1, 2010.
B.	This Contract may be terminated at any time at the mutual agreement of both the Company and the Reinsurer. The Company shall provide the Reinsurer with the opportunity to renew this Contract, at terms no less favorable to the Reinsurer then are contained herein, for a period of no less than two (2) years beyond the time at which any loans or investments made by the Reinsurer, and/or the Reinsurer’s parent organization, to the Company or its parent organization, have been repaid in full.
C.	The Reinsurer shall have no liability for Loss Occurrences commencing at or after expiration or termination of this Contract or for Loss Occurrences commencing before the inception of this Contract.

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D.	However, upon mutual agreement between the Company and the Reinsurer, the Reinsurer shall remain liable hereunder in respect of Policies in force prior to expiration or termination, until the termination, natural expiration or renewal of such Policies, whichever occurs first, but in no event to exceed 12 months plus odd time.
E.	In the event this Contract expires or terminates on a run-off basis, the Reinsurer’s liability hereunder shall continue if the Company is required by statute or regulation to continue coverage, until the earliest date on which the Company may cancel the Policy, but not to exceed 12 months plus odd time. All terms and conditions of this Contract shall continue in force during such run-off period.
ARTICLE 4
SPECIAL TERMINATION
A.	The Company may terminate the Reinsurer’s percentage share in this Contract at any time by giving written notice to the Reinsurer in the event of any of the following circumstances:
1.	The Reinsurer ceases underwriting operations.

2.	A state insurance department or other legal authority orders the Reinsurer to cease writing business, or the Reinsurer is placed under regulatory supervision.

3.	The Reinsurer has become insolvent or has been placed into liquidation or receivership (whether voluntary or involuntary), or there have been instituted against it proceedings for the appointment of a receiver, liquidator, rehabilitator, conservator, trustee in bankruptcy, or other agent known by whatever name, to take possession of its assets or control of its operations.

4.	The Reinsurer’s policyholders’ surplus (or the equivalent under the Reinsurer’s accounting system) as reported in such financial statements of the Reinsurer as designated by the Company falls below fifty million dollars ($50,000,000). This paragraph shall not apply should the Reinsurer have an A.M. Best’s rating of “A+” or better.

5.	The Reinsurer has merged with or has become acquired or controlled by any company, corporation, or individual(s) not controlling the Reinsurer’s operations at the inception of this Contract.

6.	The Subscribing Reinsurer has retroceded its entire liability under this Contract without the Company’s prior written consent. Reinsurer has been assigned an A.M. Best’s rating of less than “B+”.

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B.	Termination shall be effected on a run-off or cut-off basis as set forth in the Term Article, at the sole discretion of the Company. The reinsurance premium due the Reinsurer hereunder shall be pro rated based on the period of the Reinsurer’s participation hereon, and the Reinsurer shall immediately return any excess reinsurance premium received. In the event that the Company decides to terminate this Contract on a cut-off basis, then as of the cut-off date determined by the Company:
1.	The Reinsurer’s portion of the reinsurance premium shall be the Earned Premium through the cut-off date and the Company’s portion of the reinsurance premium shall be the Unearned Premium as of this same cut-off date; and

2.	The Reinsurer shall be responsible for all claims with an occurrence date equal to or earlier than the cut-off date and the Company shall be responsible for all claims with an occurrence date after this same cut-off date.
ARTICLE 5
TERRITORY
The territorial limits of this Contract shall be identical with those of the Company’s Policies written and issued for risks and exposures principally domiciled in the States of Florida, Georgia and New Jersey.
ARTICLE 6
EXCLUSIONS
This Contract shall not apply to and specifically excludes:
1.	Assumed reinsurance, except 100% of business ceded by fronting insurance companies.

2.	Liability of the Company arising by contract, operation of law, or otherwise, from its participation or membership, whether voluntary or involuntary, in any Insolvency Fund. “Insolvency Fund” includes any guaranty fund, insolvency fund, plan, pool, association, fund or other arrangement, howsoever denominated, established or governed, that provides for any assessment of or payment or assumption by the Company of part or all of any claim, debt, charge, fee, or other obligation of an insurer, or its successors or assigns, that has been declared by any competent authority to be insolvent, or that is otherwise deemed unable to meet any claim, debt, charge, fee or other obligation in whole or in part.

3.	Loss or liability accruing to the Company directly or indirectly from any insurance written by or through any pool, association, or syndicate, including pools,

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associations, or syndicates in which membership by the Company is required under any statutes or regulations.

4.	Loss or damage which is occasioned by war, invasion, hostilities, acts of foreign enemies, civil war, rebellion, insurrection, military or usurped power, or martial law or confiscation by order of any government or public authority. Nevertheless, this Exclusion shall not apply to loss or damage occasioned by riots, strikes, civil commotion, vandalism, malicious damage, and Acts of Terrorism.

5.	All loss or liability of the Company excluded by the “Nuclear Risk Exclusion” attached hereto.

6.	Manufacturing, packaging, handling, shipping or storage of explosives, explosive substances intended for use as an explosive, ammunitions, fuses, arms, or fireworks; however, this exclusion shall not apply to the incidental packaging, handling or storage of same in connection with the sale or transportation by owner operators of such substances.

7.	Loss arising from Professional Sports Teams. For the purpose of this Exclusion, “Professional Sports Team” shall mean an organization of greater than 15 people (including athletes, coaches, and staff) that exists for the purpose of competing in regularly scheduled sporting events and whose members are receiving compensation from the organization at the time of the Occurrence.

8.	Loss sustained by Commercial Airline Personnel on board the aircraft and arising while the aircraft is In Flight. The following definitions shall apply to this Exclusion:
a.	“Commercial Airline” shall mean an organization in the business of transporting passengers and/or goods by aircraft;

b.	“Personnel” shall mean employees of the Commercial Airline acting within the scope of their employment; and

c.	“In Flight” shall mean from the time the door(s) close for departure to the time the door(s) open for arrival.
9.	Liability arising out of, or resulting as a consequence of, insureds principally involved in the manufacture, distribution, installation, testing, remediation, removal, storage, disposal, sale, use of or exposure to asbestos.

10.	Railroads, except scenic railways, and access lines and industrial aid owner operations when written as an incidental part of an insured’s overall operations.

11.	Chemical or petrochemical manufacturing.

12.	Underground mining.

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13.	Loss arising from the intentional wrecking or demolition of buildings or structures in excess of three stories.

14.	Losses arising from the United States Longshore and Harbor Workers’ Compensation Act, Jones Act, Federal Employers Liability Act, Maritime Employers Liability Act, and any other federal act if the payroll for such business is greater than 10% of the total payroll for the original insured’s total operations including such business.

15.	Actual or alleged loss, liability, damage, injury, defense cost, cost or expense directly or indirectly caused by, contributed to by, resulting from, arising out of or in connection with any “acts of terrorism” as defined in the Terrorism Risk Insurance Program Reauthorization Act of 2007 (the “Act”), including acts of war, invasion, acts of foreign enemies, hostilities or warlike operation (whether war be declared or not), civil war, rebellion, revolution, insurrection, or civil commotion assuming the proportions of or amounting to an uprising, military or usurped power, regardless of any other cause or event contributing concurrently or in any sequence to the loss and regardless of the location of the loss, liability, damage, injury, defense, cost or expense.

Also excluding actual or alleged loss, liability, damage, injury, defense cost or expense directly or indirectly caused by, contributed to by, resulting from, arising out of or in connection with any action taken in controlling, preventing, suppressing, retaliating against, or responding to an act of terrorism as defined in the Act, regardless of the location of the loss, liability, damage, injury, defense, cost or expense.

Notwithstanding the above and subject otherwise to the terms, conditions and limitations of this Contract, this Contract will pay actual loss or damage caused by an act of terrorism which does not meet the definition of “act of terrorism” as defined in the Act, but in no event will this Contract provide coverage for loss, damage, cost or expense directly or indirectly caused by, contributed to by, resulting from, arising out of or in connection with biological, chemical or nuclear explosion, pollution, contamination and/or fire following therefrom.

In the event any portion of this exclusion is found to be invalid or unenforceable, the remainder shall remain in full force and effect.

16.	Financial Guarantee and Insolvency.

17.	Risks with known occupational disease exposures per NCCI D&E codes.

18.	Construction of bridges, tunnels or dams.

19.	Firefighters and police officers.

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20.	Trucks hauling explosives or ammunition (local or long distance hauling) — all employees.

21.	Manufacturing, packing, handling, shipping or storage of natural or artificial fuel gases, butane, propane, gasoline, or liquefied petroleum gas; however, this exclusion shall not apply to the incidental packing, handling or storage of same in connection with the sale of such substances.

22.	Gas or oil burner installation NOC.

23.	Gasoline Service Stations tank installations.

24.	Blasting of rock.

25.	Sewer construction — all operations.

26.	Gas main, steam main, or water main construction or connection construction.

27.	Boat manufacturing — F classes.

28.	Banks and trust company employees of contracting agencies in bank service: guards, patrols, messengers or armored car crews.

29.	Detective agencies.

30.	Patrol agencies only in regard to armed guard services.

31.	Alternative Market business including PEO’s and Policyholder controlled captives.

32.	Risks principally domiciled in any State other than Florida, Georgia or New Jersey.
ARTICLE 7
SPECIAL ACCEPTANCE
Business that is not within the scope of this Contract may be submitted to the Reinsurer for special acceptance hereunder, and such business, if accepted by the Reinsurer shall be covered hereunder, subject to the terms and conditions of this Contract, except as modified by the special acceptance.
ARTICLE 8
PREMIUM
The Company shall cede and pay to the Reinsurer its proportionate share of the Gross Earned Premium Income of the Company.

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ARTICLE 9
OTHER REINSURANCE
The Company is permitted to have excess of loss treaty reinsurance, recoveries under which shall inure to the benefit of this Contract.
ARTICLE 10
REPORTS AND REMITTANCES
A.	Within 30 days after the end of each month, the Company shall provide the following information to the Reinsurer with reports being provided at the insurance Policy level:
1.	ceded Gross Earned Premium Income for the month;

2.	the ceding commission as provided for in this Contract;

3.	ceded paid loss and Loss Adjustment Expense during the month;

4.	ceded subrogation or other recoveries during the month;

5.	ceded outstanding losses and Loss Adjustment Expense.
The Company shall remit the positive balance of (1) less (2) less (3), plus (4), 45 days after the end of each month. Negative balances shall be remitted by the Reinsurer as promptly as possible after receipt of the Company’s report but in no event later than 15 days after receipt of the Company’s report.

B.	Should the amount recoverable under this Contract equal $250,000 (being 36.76% of $680,000, which is the Reinsurer’s maximum limit of each and every Loss Occurrence) or more as respects any one loss, the Company may give the Reinsurer notice of payment made or its intention to make payment on a certain date. If the Company has paid the loss, payment shall be made by the Reinsurer within three (3) working days of the Reinsurer’s receipt of notice of payment. If the Company intends to pay the loss by a certain date and has submitted a proof of loss or similar document, payment shall be due from the Reinsurer 24 hours prior to that date, provided the Reinsurer has a period of five working days after receipt of said notice to dispatch the payment. Cash loss amounts specifically remitted by the Reinsurer as set forth herein shall be credited to the next monthly account.

C.	The Company shall also provide the Reinsurer with such other information as may be required by the Reinsurer, at the insurance Policy level, for completion of its NAIC annual statements or as may be required to assure and confirm compliance with the terms of this Contract, including but not limited to Policy effective and expiration date, insured Policyholder State, class codes, experience modification factors and the like.

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ARTICLE 11
CEDING COMMISSION
The Reinsurer shall allow the Company a 23.50% commission on all premiums ceded to the Reinsurer. The Company shall allow the Reinsurer return commission on return premiums at the same rate.
ARTICLE 12
DEFINITIONS
A.	“Loss Occurrence” means each and every disaster, casualty, accident, or loss or series of disasters, casualties, accidents or losses arising out of one event. As respects a Loss Occurrence involving Occupational Disease or Other Disease or Cumulative Trauma, the following shall apply:
1.	Per Event Coverage. As respects losses arising from Occupational Disease or Other Disease, regardless of the specific kind or class, suffered by employees of one or more employers, all such losses sustained by the Company from one event shall, together with losses not classified as Occupational Disease or Other Disease, be deemed to be a single “Loss Occurrence.”

2.	Per Employee Coverage. As respects losses arising from Occupational Disease or Other Disease or Cumulative Trauma suffered by a single employee, and not covered under subparagraph (1) above, the date that the Loss Occurrence commences shall be determined as follows:
a.	If the case is compensable under the Workers’ Compensation Law, the date of the beginning of the disability for which compensation is payable.

b.	If the case is not compensable under the Workers’ Compensation Law, the date that disability due to said disease actually began.

c.	If the claim is made after employment has ceased, the date of cessation of such employment.
3.	Per Employer Coverage. As respects losses arising from Occupational Disease or Other Disease or Cumulative Trauma of the same specific kind or class, suffered by multiple employees of the same employer, and not covered under subparagraphs (1) or (2) above, all such losses sustained by the Company within a Policy year shall be aggregated and considered as constituting one “Loss Occurrence” hereunder and the inception date of the Policy year in which losses occur shall be deemed to be the date of the Loss Occurrence.

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B.	“Gross Earned Premium Income” means gross earned manual premium adjusted for experience and schedule credit/debit modifications, State/NCCI safety credit and other allowable credits, premium discount, deductible credits, expense constants, Policy fees, cancellations and audits.
C.	“Loss Adjustment Expense” means costs and expenses incurred by the Company in connection with the investigation, appraisal, adjustment, settlement, litigation, defense or appeal of a specific claim or loss, or alleged loss, including but not limited to:
1.	court costs;

2.	costs of supersedeas and appeal bonds;

3.	monitoring counsel expenses;

4.	legal expenses and costs incurred in connection with coverage questions and legal actions connected thereto, including but not limited to declaratory judgment actions;

5.	post-judgment interest;

6.	pre-judgment interest, unless included as part of an award or judgment;

7.	a pro rata share of salaries and expenses of Company field employees, calculated in accordance with the time occupied in adjusting such loss, and expenses of other Company employees who have been temporarily diverted from their normal and customary duties and assigned to the field adjustment of losses covered by this Contract; and

8.	subrogation, salvage and recovery expenses.
“Loss Adjustment Expense” does not include salaries and expenses of the Company’s employees, except as provided in subparagraph (7) above, and office and other overhead expenses.

D.	“Policy(ies)” means any binder, policy, or contract of insurance or reinsurance issued, accepted or held covered provisionally or otherwise, by or on behalf of the Company.

E.	“Occupational Disease,” “Other Disease” and “Cumulative Trauma” shall be defined by the applicable state or federal statutes, regulations, or case law having jurisdiction over such losses.

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ARTICLE 13
EXTRA CONTRACTUAL OBLIGATIONS/EXCESS OF POLICY LIMITS
A.	This Contract shall cover 90% of any Extra Contractual Obligations, as provided in the Retention and Limit Article. “Extra Contractual Obligations” shall be defined as those liabilities not covered under any other provision of this Contract and that arise from the handling of any claim on business covered hereunder, such liabilities arising because of, but not limited to, the following: failure by the Company to settle within the Policy limit, or by reason of alleged or actual negligence, fraud or bad faith in rejecting an offer of settlement or in the preparation of the defense or in the trial of any action against its insured or reinsured or in the preparation or prosecution of an appeal consequent upon such action.
B.	This Contract shall cover 90% of any Loss in Excess of Policy Limits, as provided in the Retention and Limit Article. “Loss in Excess of Policy Limits” shall be defined as Loss in excess of the Policy limit, having been incurred because of, but not limited to, failure by the Company to settle within the Policy limit or by reason of alleged or actual negligence, fraud or bad faith in rejecting an offer of settlement or in the preparation of the defense or in the trial of any action against its insured or reinsured or in the preparation or prosecution of an appeal consequent upon such action.
C.	An Extra Contractual Obligation and/or Loss in Excess of Policy Limits shall be deemed to have occurred on the same date as the loss covered under the Company’s Policy, and shall constitute part of the original loss.
D.	For the purposes of the Loss in Excess of Policy Limits coverage hereunder, the word “Loss” means any amounts for which the Company would have been contractually liable to pay had it not been for the limit of the original Policy.
E.	Loss Adjustment Expense in respect of Extra Contractual Obligations and/or Loss in Excess of Policy Limits shall be covered hereunder in the same manner as other Loss Adjustment Expense.
F.	However, this Article shall not apply where the loss has been incurred due to fraud of a member of the Board of Directors or a corporate officer of the Company acting individually or collectively or in collusion with any individual or corporation or any other organization or party involved in the presentation, defense or settlement of any claim covered hereunder.
G.	Recoveries from any form of insurance or reinsurance, that protects the Company against claims which are the subject matter of this Article, shall inure to the benefit of the Reinsurer, to the extent collected, and shall be deducted from the total amount of Extra Contractual Obligations and Loss in Excess of Policy Limits for purposes of determining the loss hereunder. The Company shall in good faith attempt to collect any recoveries due under this paragraph.

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H.	In no event shall coverage be provided to the extent not permitted under law.
ARTICLE 14
NET RETAINED LIABILITY
A.	This Contract applies only to that portion of any Policy that the Company retains net for its own account (prior to deduction of any reinsurance that inures solely to the benefit of the Company).
B.	The amount of the Reinsurer’s liability hereunder in respect of any loss or losses shall not be increased by reason of the inability of the Company to collect from any other reinsurer(s), whether specific or general, any amounts that may have become due from such reinsurer(s), whether such inability arises from the insolvency of such other reinsurer(s) or otherwise.
ARTICLE 15
ORIGINAL CONDITIONS
All reinsurance under this Contract shall be subject to the same rates, terms, conditions, waivers and interpretations, and to the same modifications and alterations as the respective Policies of the Company. However, in no event shall this be construed in any way to provide coverage outside the terms and conditions set forth in this Contract.
ARTICLE 16
SALVAGE AND SUBROGATION
A.	Salvages and all recoveries (including amounts due from all reinsurances that inure to the benefit of this Contract, whether recovered or not), shall be first deducted from such loss to arrive at the amount of liability attaching hereunder.
B.	All salvages, recoveries or payments recovered or received subsequent to loss settlement hereunder shall be applied as if recovered or received prior to the aforesaid settlement, and all necessary adjustments shall be made by the parties hereto.

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ARTICLE 17
NO THIRD PARTY RIGHTS
This Contract is solely between the Company and the Reinsurer, and in no instance shall any insured, claimant or other third party have any rights under this Contract except as may be expressly provided otherwise herein.
ARTICLE 18
LOSS SETTLEMENTS
A.	Other than as described in Article 28 for certain individual claims, the Company shall adjust, settle or compromise all claims and losses. The Reinsurer shall have the right, but not the obligation, to assist the Company (at the Reinsurer’s own cost) in the settlement, adjustment or compromise of any claim or loss, including the right to participate in the defense of any claim, suit or proceeding involving this Contract or the Policies reinsured by this Contract.
B.	As respects losses subject to this Contract, all loss settlements made by the Company, whether under strict Policy terms or by way of compromise other than Ex-Gratia Settlements which are covered hereunder only as provided in paragraph C below, and any Extra Contractual Obligations and/or Loss in Excess of Policy Limits, shall be binding upon the Reinsurer, and the Reinsurer agrees to pay or allow, as the case may be, its share of each such settlement as provided in accordance with the Reports and Remittances Article.
“Ex-Gratia Settlements,” as used in this Contract, will mean all settlements of losses not covered under the express terms of the Policies, which are primarily motivated by a customer business relationship. “Ex-Gratia Settlements” will not include settlements of losses which arise from court decisions or other judicial acts or orders.
C.	Any Ex-Gratia Settlement made by the Company on a loss subject to this Contract shall be binding on the Reinsurer, provided the Company has submitted the settlement to the Reinsurer and received the Reinsurer’s agreement to the settlement. If the Ex-Gratia Settlement is accepted by the Reinsurer, it shall be subject to the terms of this Contract.
ARTICLE 19
COMMUTATION
A.	Except as defined and described in Paragraph E of this Article, this Article will only take effect should the parties hereto mutually agree to commute one or any number of the

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Workers’ Compensation losses under this Contract. There will be no obligation on the part of either party to so commute.
B.	Should the Company become liable for any loss hereunder, and be required to make periodic payments to or otherwise set up on its books reserves for such loss, at any time after seven years following the date of such loss and upon mutual agreement of the Company and the Reinsurer, said loss (including Loss Adjustment Expenses) may be commuted. If the value of said loss, including amounts falling to the share of the Reinsurer, cannot be agreed upon by the parties to this Contract, said value may be determined by employing one of the following:
1.	A present value calculation based on the following criteria:
a.	In respect of all unindexed benefits, the present value calculation shall be determined based upon an annual discount equal to the five-year U.S. Treasury note rate at the time of commutation.

b.	In respect of all future medical costs, the present value calculation shall be based upon the Company’s evaluation of long term medical care and rehabilitation requirements, using an annual discount equal to the five-year U.S. Treasury note rate at the time of commutation, and an annual escalation equal to the Medical Care Consumer Price Index (CPI-MC) at the time of commutation.

c.	Where applicable, impaired life expectancy, survivors’ life expectancy, as well as remarriage probability shall be reflected in the calculation by employing tables required by statute.
2.	The Company may determine the present value by purchasing (or obtaining a quotation for) an annuity from any A. M. Best’s Class VIII IIA+II rated or better annuity writer, with an AAA rating by Standard & Poor’s.
C.	The Reinsurer’s proportion of the amount determined will be considered its total liability for such loss and the lump sum payment thereof shall constitute a complete release of both parties from liability hereunder for the commuted losses.

D.	This Article shall survive the expiration or termination of this Contract.
E.	In addition to the ability to commute any one or any group of individual claims, the parties to this Contract may also, upon mutual agreement and understanding, commute this entire Contract. Such commutation shall include specific rights, duties and consideration that are mutually agreeable to both the Company and the Reinsurer. Such whole Contract commutation shall be considered and negotiated in good faith by both parties in the event that the Company consummates an Initial Public Offering during the term of this Contract. In the event of such whole Contract commutation, both parties will use their best efforts to complete such commutation within ninety (90) days from the initial notice by one of the parties as to the intent to commute the Contract.

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ARTICLE 20
SUNSET
Notwithstanding the provisions of paragraph C of the Indemnification and Errors and Omissions Article of this Contract, coverage hereunder shall apply only to Loss Occurrences notified by Company to the Reinsurer, with full particulars, within 84 months from the effective date of this Contract. Notice of an event shall include:
1.	The approximate time and location of the Loss Occurrence.

2.	The date of loss as established under this Contract.

3.	The names of any original insureds that have been identified by the Company, at the time of notice, as being involved in the Loss Occurrence.

4.	The current indemnity, medical and expense reserves delineated by the original insured.

5.	The total payments made by the Company, delineated by original insured.
ARTICLE 21
LATE PAYMENTS
A.	In the event any payment due either party is not received by the payment due date, the party to whom payment is due may, by notifying the other party in writing, require the debtor party to pay, and the debtor party agrees to pay, an interest penalty on the amount past due calculated for each such payment on the last business day of each month as follows:
1.	The number of full days that have expired since the overdue date or the last monthly calculation, whichever the lesser; times

2.	1/365th of the sum of the six-month United States Treasury Bill rate as quoted in The Wall Street Journal on the first business day of the month for which the calculation is made, plus 1%; times

3.	The amount past due, including accrued interest.
Interest shall accumulate until payment of the original amount due plus interest penalties has been received by the party to whom payment is due.
B.	The due date shall, for purposes of this Article, be determined as follows:

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1.	Payments from the Reinsurer to the Company shall be due on the date on which the demand for payment (including delivery of bordereaux or quarterly or monthly reports) is received by the Reinsurer, and shall be overdue 30 days thereafter.

2.	Payments from the Company to the Reinsurer shall be due on the dates specified within this Contract. Payments shall be overdue 30 days thereafter except for the first installment of premium, if applicable, which shall be overdue 60 days from inception or 30 days from final line-signing, whichever the later. Reinstatement premium, if applicable, shall have as a due date the date when the Company receives payment for the claim giving rise to such reinstatement premium, and payment shall be overdue 30 days thereafter. In the event a due date is not specifically stated for a given payment, the overdue date shall be 30 days following the date of billing.
C.	If the information contained in the Company’s demand for payment is insufficient or not in accordance with the conditions of this Contract, then within 30 days the Reinsurer shall request from the Company all additional information necessary to validate its claim and the payment due date as defined in paragraph B shall be deemed to be the date upon which the Reinsurer received the requested additional information. This paragraph is only for the purpose of establishing when a payment is overdue, and shall not alter the provisions of the Loss Settlements Article, the Reports and Remittances Article, or other pertinent contractual stipulations.
D.	Should the Reinsurer dispute a claim presented by the Company and the timeframes set out in paragraph B be exceeded, interest as stipulated in paragraph A shall be payable for the entire overdue period, but only for the amount of the final settlement with the Reinsurer.
E.	In the event arbitration is necessary to settle a dispute, the panel shall have the authority to make a determination awarding interest to the prevailing party. Interest, if any, awarded by the panel shall supersede the interest amounts outlined herein.
F.	Any interest owed pursuant to this Article may be waived by the party to which it is owed. Waiver of such interest, however, shall not affect the waiving party’s rights to other interest amounts due as a result of this Article.
ARTICLE 22
OFFSET
The Company and the Reinsurer, each at its option, may offset any balance or balances, whether on account of premiums, claims and losses, loss expenses or salvages due from one party to the other under this Contract; provided, however, that in the event of the insolvency of a party hereto, offsets shall only be allowed in accordance with applicable statutes and regulations.

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ARTICLE 23
CURRENCY
A.	Where the word “Dollars” and/or the sign “$” appear in this Contract, they shall mean United States Dollars.
B.	For purposes of this Contract, where the Company receives premiums or pays losses in currencies other than United States Dollars, such premiums or losses shall be converted into United States Dollars at the actual rates of exchange at the time of receipt or payment by the Company.
ARTICLE 24
UNAUTHORIZED REINSURANCE
A.	This Article applies only to a Reinsurer who does not qualify for full credit with any insurance regulatory authority having jurisdiction over the Company’s reserves.
B.	The Company agrees, in respect of its Policies or bonds falling within the scope of this Contract, that when it files with its insurance regulatory authority, or sets up on its books liabilities as required by law, it shall forward to the Reinsurer a statement showing the proportion of such liabilities applicable to the Reinsurer. The “Reinsurer’s Obligations” shall be the Reinsurer’s proportionate share of:
1.	unearned premium (if applicable);

2.	known outstanding losses that have been reported to the Reinsurer and Loss Adjustment Expense relating thereto;

3.	losses and Loss Adjustment Expense paid by the Company but not recovered from the Reinsurer;

4.	losses incurred but not reported (“IBNR”) and Loss Adjustment Expense relating thereto. The Company shall set such IBNR in reasonable manner, consistent with standards and practices as promulgated by the Casualty Actuarial Society as of the date such IBNR is set.
C.	The Reinsurer’s Obligations shall be funded by funds withheld, cash advances, Trust Agreement or a Letter of Credit (LOC). The Reinsurer shall have the option of determining the method of funding provided it is acceptable to the insurance regulatory authorities having jurisdiction over the Company’s reserves.
D.	When funding by an LOC, the Reinsurer agrees to apply for and secure timely delivery to the Company of a clean, irrevocable and unconditional LOC issued by a bank and containing provisions acceptable to the insurance regulatory authorities having jurisdiction

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over the Company’s reserves in an amount equal to the Reinsurer’s Obligations. Such LOC shall be issued for a period of not less than one year, and shall be automatically extended for one year from its date of expiration or any future expiration date unless 30 days (or such other time period as may be required by insurance regulatory authorities), prior to any expiration date the issuing bank shall notify the Company by certified or registered mail that the issuing bank elects not to consider the LOC extended for any additional period.
E.	The Reinsurer and the Company agree that any funding provided by the Reinsurer pursuant to the provisions of this Contract may be drawn upon at any time, notwithstanding any other provision of this Contract, and be utilized by the Company or any successor, by operation of law, of the Company including, without limitation, any liquidator, rehabilitator, receiver or conservator of the Company, for the following purposes, unless otherwise provided for in a separate Trust Agreement:
1.	to reimburse the Company for the Reinsurer’s Obligations, the payment of which is due under the terms of this Contract and that has not been otherwise paid;

2.	to make refund of any sum that is in excess of the actual amount required to pay the Reinsurer’s Obligations under this Contract (or in excess of 102% of the Reinsurer’s Obligations, if funding is provided by a Trust Agreement);

3.	to fund an account with the Company for the Reinsurer’s Obligations. Such cash deposit shall be held in an interest bearing account separate from the Company’s other assets, and interest thereon not in excess of the prime rate shall accrue to the benefit of the Reinsurer. Any taxes payable on accrued interest shall be paid out of the assets in the account that are in excess of the Reinsurer’s Obligations (or in excess of 102% of the Reinsurer’s Obligations, if funding is provided by a Trust Agreement). If the assets are inadequate to pay taxes, any taxes due shall be paid by the Reinsurer;

4.	to pay the Reinsurer’s share of any other amounts the Company claims are due under this Contract.
F.	If the amount drawn by the Company is in excess of the actual amount required for E(1) or E(3), or in the case of E(4), the actual amount determined to be due, the Company shall promptly return to the Reinsurer the excess amount so drawn. All of the foregoing shall be applied without diminution because of insolvency on the part of the Company or the Reinsurer.
G.	The issuing bank shall have no responsibility whatsoever in connection with the propriety of withdrawals made by the Company or the disposition of funds withdrawn, except to ensure that withdrawals are made only upon the order of properly authorized representatives of the Company.
H.	At annual intervals, or more frequently at the request of the Reinsurer or at the discretion of the Company, but never more frequently than quarterly, the Company shall prepare a

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specific statement of the Reinsurer’s Obligations for the sole purpose of amending the LOC or other method of funding, in the following manner:
1.	If the statement shows that the Reinsurer’s Obligations exceed the balance of the LOC as of the statement date, the Reinsurer shall, within 30 days after receipt of the statement, secure delivery to the Company of an amendment to the LOC increasing the amount of credit by the amount of such difference. Should another method of funding be used, the Reinsurer shall, within the time period outlined above, increase such funding by the amount of such difference.

2.	If, however, the statement shows that the Reinsurer’s Obligations are less than the balance of the LOC (or that 102% of the Reinsurer’s Obligations are less than the trust account balance if funding is provided by a Trust Agreement), as of the statement date, the Company shall, within 30 days after receipt of written request from the Reinsurer, release such excess credit by agreeing to secure an amendment to the LOC reducing the amount of credit available by the amount of such excess credit. Should another method of funding be used, the Company shall, within the time period outlined above, decrease such funding by the amount of such excess.
I.	At the inception of this Contract, the Company understands, agrees and stipulates that the Reinsurer is an Authorized Reinsurer, and as of that date, is not subject to any collateralization requirements or obligations. The Reinsurer understands and agrees that should the Reinsurer become an Unauthorized Reinsurer (i.e. does not qualify for credit with the insurance regulatory authority having jurisdiction over the Company’s reserves) at any time during the Term of this Contract, the Reinsurer shall be subject to the collateralization requirements and obligations described in Paragraphs A-H of this Article.
ARTICLE 25
TAXES
A.	In consideration of the terms under which this Contract is issued, the Company undertakes not to claim any deduction of the premium hereon when making Canadian tax returns or when making tax returns, other than Income or Profits Tax returns, to any state or territory of the United States of America or to the District of Columbia.
B.	1.	The Reinsurer has agreed to allow, for the purpose of paying the Federal Excise Tax, the applicable percentage of the premium payable hereon (as imposed under the Internal Revenue Code) to the extent such premium is subject to Federal Excise Tax.

	2.	In the event of any return of premium becoming due hereunder, the Reinsurer shall deduct the applicable percentage of the premium from the amount of the return, and the Company or its agent should take steps to recover the Tax from the U.S. Government.

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     ARTICLE 26
ACCESS TO RECORDS
The Reinsurer or its duly authorized representatives shall have the right to visit the offices of the Company to inspect, examine, audit, copy, and verify any of the Policy, accounting or claim files or other relevant records (“Records”) relating to business reinsured under this Contract during regular business hours after giving five working days’ prior notice. This right shall be exercisable during the term of this Contract or after the expiration of this Contract. Notwithstanding the above, the Reinsurer shall not have any right of access to the Records of the Company if it is not current in all undisputed payments due the Company.
ARTICLE 27
CONFIDENTIALITY
A.	The Reinsurer hereby acknowledges that the documents, information and data provided to it by the Company, whether directly or through an authorized agent, in connection with the placement and execution of this Contract (“Confidential Information”) are proprietary and confidential to the Company. Confidential Information shall not include documents, information or data that the Reinsurer can show:
1.	are publicly known or have become publicly known through no unauthorized act of the Reinsurer;

2.	have been rightfully received from a third person without obligation of confidentiality; or

3.	were known by the Reinsurer prior to the placement of this Contract without an obligation of confidentiality.
B.	Absent the written consent of the Company, the Reinsurer shall not disclose any Confidential Information to any third parties, including any affiliated companies (except to the extent necessary to enable affiliated companies or third parties engaged by the Reinsurer to perform services related to this Contract on behalf of the Reinsurer), except:
1.	when required by retrocessionaires subject to the business ceded to this Contract;

2.	when required by regulators performing an audit of the Reinsurer’s records and/or financial condition; or

3.	when required by external auditors performing an audit of the Reinsurer’s records in the normal course of business; or

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4.	when required by attorneys or arbitrators in connection with an actual or potential dispute hereunder; or

5.	when required by the Reinsurer’s internal reinsurance operations.
Further, the Reinsurer agrees not to use any Confidential Information for any purpose not related to the performance of its obligations or enforcement of its rights under this Contract or for the Reinsurer’s internal reinsurance operations.
C.	Notwithstanding the above, in the event that the Reinsurer is required by court order, other legal process or any regulatory authority to release or disclose any or all of the Confidential Information, the Reinsurer agrees to provide the Company with written notice of same at least 10 days prior to such release or disclosure and to use its best efforts to assist the Company in maintaining the confidentiality provided for in this Article.
D.	The provisions of this Article shall extend to the officers, directors and employees of the Reinsurer and its affiliates, and shall be binding upon their successors and assigns.
ARTICLE 28
INDEMNIFICATION AND ERRORS AND OMISSIONS
A.	The Reinsurer is reinsuring, to the amount herein provided, the obligations of the Company under any original insurance or reinsurance. Except as noted in Paragraph D of this Article, the Company shall be the sole judge as to:
1.	what shall constitute a claim or loss covered under any original insurance or reinsurance written by the Company;

2.	the Company’s liability thereunder;

3.	the amount or amounts that it shall be proper for the Company to pay thereunder.
B.	The Reinsurer shall be bound by the judgment of the Company as to the obligation(s) and liability(ies) of the Company under any original insurance or reinsurance.
C.	Except for the conditions as provided for in the Sunset Article, any inadvertent error, omission or delay in complying with the terms and conditions of this Contract shall not be held to relieve either party hereto from any liability that would attach to it hereunder if such error, omission or delay had not been made, provided such error, omission or delay is rectified immediately upon discovery.
D.	For claims or losses of a particular size or nature, as listed below, the Company shall look to the Reinsurer for approval (to the extent such approval is not prohibited by applicable State law or regulation) and assistance in the (a) determination of what shall constitute a claim or loss covered under the original insurance or reinsurance written by the Company,

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(b)	Company’s liability thereunder and/or (c) amount or amounts that should be deemed proper for the Company to pay:
i)	Any claim or loss for which the ultimate cost (including losses, Loss Adjustment Expenses, Extra Contractual Obligations and Loss in Excess of Policy Limits), assuming the absence of all reinsurances that may be applicable, is at any time estimated to be in excess of five hundred thousand dollars ($500,000);

ii)	Any claim, suit, notice or loss involving or alleging any of the following:
1.	Death

2.	2nd- or 3rd degree burns over more than 25% of the body

3.	Amputation

4.	Spinal Cord injuries (including Paraplegia or Quadriplegia)

5.	Permanent Impairment

6.	2nd or later Surgeries

7.	Post-Traumatic Stress

8.	Any mode of public or private transportation

9.	Bath Faith
The Reinsurer’s approval and/or assistance in the determination of coverage, liability or payment amounts shall not be unduly withheld, nor shall such approval or assistance be provided in a manner or timeframe so as to adversely affect the economic outcome of any claim or loss. In addition, the Reinsurer’s approval and assistance shall be requested with respect to external or third party activity and shall not restrict the Company’s internal accounting or reserving activities.
ARTICLE 29
INSOLVENCY
A.	If more than one reinsured company is referenced within the definition of “Company” in the Preamble to this Contract, this Article will apply severally to each such company. Further, this Article and the laws of the domiciliary state will apply in the event of the insolvency of any company covered hereunder. In the event of a conflict between any provision of this Article and the laws of the domiciliary state of any company covered hereunder, that domiciliary state’s laws will prevail.
B.	In the event of the insolvency of the Company, this reinsurance (or the portion of any risk or obligation assumed by the Reinsurer, if required by applicable law) shall be payable directly to the Company, or to its liquidator, receiver, conservator or statutory successor, either: (1) on the basis of the liability of the Company, or (2) on the basis of claims filed and allowed in the liquidation proceeding, whichever may be required by applicable statute, without diminution because of the insolvency of the Company or because the liquidator,

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receiver, conservator or statutory successor of the Company has failed to pay all or a portion of any claim. It is agreed, however, that the liquidator, receiver, conservator or statutory successor of the Company shall give written notice to the Reinsurer of the pendency of a claim against the Company indicating the Policy or bond reinsured, which claim would involve a possible liability on the part of the Reinsurer within a reasonable time after such claim is filed in the conservation or liquidation proceeding or in the receivership, and that during the pendency of such claim, the Reinsurer may investigate such claim and interpose, at its own expense, in the proceeding where such claim is to be adjudicated any defense or defenses that it may deem available to the Company or its liquidator, receiver, conservator or statutory successor. The expense thus incurred by the Reinsurer shall be chargeable, subject to the approval of the court, against the Company as part of the expense of conservation or liquidation to the extent of a pro rata share of the benefit that may accrue to the Company solely as a result of the defense undertaken by the Reinsurer.
C.	Where two or more reinsurers are involved in the same claim and a majority in interest elect to interpose defense to such claim, the expense shall be apportioned in accordance with the terms of this reinsurance Contract as though such expense had been incurred by the Company.
D.	As to all reinsurance made, ceded, renewed or otherwise becoming effective under this Contract, the reinsurance shall be payable as set forth above by the Reinsurer to the Company or to its liquidator, receiver, conservator or statutory successor, (except as provided by Section 4118(a)(1)(A) of the New York Insurance Law, provided the conditions of 1114(c) of such law have been met, if New York law applies) or except (1) where the Contract specifically provides another payee in the event of the insolvency of the Company, or (2) where the Reinsurer, with the consent of the direct insured or insureds, has assumed such Policy obligations of the Company as direct obligations of the Reinsurer to the payees under such Policies and in substitution for the obligations of the Company to such payees. Then, and in that event only, the Company, with the prior approval of the certificate of assumption on New York risks by the Superintendent of Insurance of the State of New York, or with the prior approval of such other regulatory authority as may be applicable, is entirely released from its obligation and the Reinsurer shall pay any loss directly to payees under such Policy.
ARTICLE 30
ARBITRATION
A.	Any dispute arising out of the interpretation, performance or breach of this Contract, including the formation or validity thereof, shall be submitted for decision to a panel of three arbitrators. Notice requesting arbitration will be in writing and sent certified registered mail, return receipt requested.

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B.	If the amount in dispute is less than $100,000, unless the arbitration notice includes a demand for rescission of this Contract, the dispute shall be resolved by a sole arbitrator and the following procedures shall apply:
a.	The sole arbitrator shall be chosen by mutual agreement of the parties within 15 business days after the demand for arbitration. If the parties have not chosen an arbitrator within the 15 business days after the receipt of the arbitration notice, the arbitrator shall be chosen in accordance with the Neutral Arbitrator Selection Procedure modified for a single arbitrator, established by the AIDA Reinsurance and Insurance Arbitration Society — U.S. (ARIAS) and in force on the date the arbitration is demanded. The nominated arbitrator must be available to read any written submissions and hear testimony within 60 calendar days of being chosen.
b.	Within 10 business days after the arbitrator has been appointed, the parties shall be notified of deadlines for the submission of briefs and documentary evidence, as determined by the arbitrator. There shall be no discovery or hearing unless the parties agree to engage in limited discovery and/or a hearing. Also, the arbitrator can determine, without the consent of the parties, that a limited hearing is necessary.
c.	The arbitrator shall render a decision no later than 10 business days from the later of the date on which the briefs are submitted or the close of the hearing, if any. The decision of the arbitrator shall be in writing and shall be final and binding.
C.	If the amount in dispute is equal to or greater than $100,000, or if the arbitration notice includes a demand for rescission of this Contract, the following procedures shall apply:
1.	One arbitrator shall be chosen by each party and the two arbitrators shall, before instituting the hearing, choose an impartial third arbitrator who shall preside at the hearing. If either party fails to appoint its arbitrator within 30 days after being requested to do so by the other party, the latter, after 10 days’ notice by certified or registered mail of its intention to do so, may appoint the second arbitrator.
2.	If the two arbitrators are unable to agree upon the third arbitrator within 30 days of their appointment, the third arbitrator shall be selected by the American Arbitration Association.
3.	Within 45 days after notice of appointment of all arbitrators, the panel shall meet and determine timely periods for briefs, discovery procedures and schedules for hearings. Unless the panel agrees otherwise, arbitration shall take place in Fort Lauderdale, Florida, but the venue may be changed when deemed by the panel to be in the best interest of the arbitration proceeding.
4.	The panel shall make its decision within 60 days following the termination of the hearings. The decision of any two arbitrators when rendered in writing shall be final and binding.

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5.	Each party shall bear the expense of its own arbitrator and shall jointly and equally bear with the other party the cost of the third arbitrator.
D.	All arbitrators shall be disinterested active or former executives of insurance or reinsurance companies or Underwriters at Lloyd’s, London, with expertise or experience in the area being arbitrated. If a member of the panel dies, becomes disabled or is otherwise unwilling or unable to serve, a substitute shall be selected in the same manner as the departing member was chosen and the arbitration shall continue.
E.	The panel shall be relieved of all judicial formality and shall not be bound by the strict rules of procedure and evidence. Notwithstanding anything to the contrary in this Contract, the arbitrators may at their discretion, consider underwriting and placement information provided by the Company to the Reinsurer, as well as any correspondence exchanged by the parties that is related to this Contract. The panel is empowered to grant interim relief, as it may deem appropriate.
F.	The arbitrator(s) shall interpret this Contract as an honorable engagement rather than as merely a legal obligation considering the custom and practice of the applicable insurance and reinsurance business.
G.	Judgment upon the award may be entered in any court having jurisdiction thereof.
H.	Except as provided in subparagraph C(5) above, the costs of the arbitration shall be allocated by the panel. The panel may, at its discretion, award such further costs and expenses as it considers appropriate, including but not limited to attorneys’ fees, to the extent permitted by law.
I.	Punitive damages shall not be assessed against either party.
ARTICLE 31
SERVICE OF SUIT
A.	This Article applies only to those Reinsurers not domiciled in the United States of America, and/or not authorized in any state, territory and/or district of the United States of America where authorization is required by insurance regulatory authorities.
B.	This Article shall not be read to conflict with or override the obligations of the parties to arbitrate their disputes as provided for in the Arbitration Article. This Article is intended as an aid to compelling arbitration or enforcing such arbitration or arbitral award, not as an alternative to the Arbitration Article for resolving disputes arising out of this Contract.
C.	In the event of the failure of the Reinsurer to pay any amount claimed to be due hereunder, the Reinsurer, at the request of the Company, shall submit to the jurisdiction of a court of competent jurisdiction within the United States. Nothing in this Article constitutes or

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should be understood to constitute a waiver of the Reinsurer’s rights to commence an action in any court of competent jurisdiction in the United States, to remove an action to a United States District Court, or to seek a transfer of a case to another court as permitted by the laws of the United States or of any state in the United States. The Reinsurer, once the appropriate court is selected, whether such court is the one originally chosen by the Company and accepted by Reinsurer or is determined by removal, transfer, or otherwise, as provided for above, shall comply with all requirements necessary to give said court jurisdiction and, in any suit instituted against the Reinsurer upon this Contract, shall abide by the final decision of such court or of any appellate court in the event of an appeal.
D.	Service of process in such suit may be made upon Messrs. Mendes and Mount, 750 Seventh Avenue, New York, New York 10019-6829, or another party specifically designated in the applicable Interests and Liabilities Agreement attached hereto. The above-named are authorized and directed to accept service of process on behalf of the Reinsurer in any such suit.
E.	Further, pursuant to any statute of any state, territory or district of the United States that makes provision therefor, the Reinsurer hereby designates the Superintendent, Commissioner or Director of Insurance, or other officer specified for that purpose in the statute, or his successor or successors in office, as its true and lawful attorney upon whom may be served any lawful process in any action, suit or proceeding instituted by or on behalf of the Company or any beneficiary hereunder arising out of this Contract, and hereby designates the above-named as the person to whom the said officer is authorized to mail such process or a true copy thereof.
ARTICLE 32
AGENCY
For purposes of sending and receiving notices and payments required by this Contract, Guarantee Insurance Company shall be deemed the agent of all other reinsured Companies referenced in this Contract. In no event, however, shall any reinsured Company be deemed the agent of another with respect to the terms of the Insolvency Article.
ARTICLE 33
GOVERNING LAW
This Contract shall be governed as to performance, administration and interpretation by the laws of the State of Florida, exclusive of conflict of law rules. However, with respect to credit for reinsurance, the rules of all applicable states shall apply.

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ARTICLE 34
ENTIRE AGREEMENT
This Contract sets forth all of the duties and obligations between the Company and the Reinsurer and supersedes any and all prior or contemporaneous written agreements with respect to matters referred to in this Contract. The Contract may not be modified or changed except by an amendment to this Contract in writing signed by both parties.
ARTICLE 35
NON-WAIVER
The failure of the Company or the Reinsurer to insist on compliance with this Contract or to exercise any right or remedy hereunder shall not constitute a waiver of any rights or remedy contained herein nor stop either party from thereafter demanding full and complete compliance nor prevent either party from exercising such rights or remedy in the future.
ARTICLE 36
CHANGE IN ADMINISTRATIVE PRACTICES
The Company shall use its best efforts to maintain and be in compliance with the underwriting policies and guidelines and risk acceptance practices in effect as of the inception of this Contract, and shall not make any changes to such guidelines, practices or policies without the express written prior approval of the Reinsurer.
ARTICLE 37
INTERMEDIARY
This contract was negotiated directly between the Company and the Reinsurer in good faith, on equal footing and at arm’s length, and did not involve or include the services of a Reinsurance Intermediary.
ARTICLE 38
MODE OF EXECUTION
A.	This Contract may be executed by:
1.	an original written ink signature of paper documents;

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2.	an exchange of facsimile copies showing the original written ink signature of paper documents;
3.	electronic signature technology employing computer software and a digital signature or digitizer pen pad to capture a person’s handwritten signature in such a manner that the signature is unique to the person signing, is under the sole control of the person signing, is capable of verification to authenticate the signature and is linked to the document signed in such a manner that if the data is changed, such signature is invalidated.
B.	The use of any one or a combination of these methods of execution shall constitute a legally binding and valid signing of this Contract. This Contract may be executed in one or more counterparts, each of which, when duly executed, shall be deemed an original.
IN WITNESS WHEREOF, the Company has caused this Contract to be executed by its duly authorized representative(s) this 26th day of March, in the year of                     .
Signed in Washington, D.C.

ATTEST:	GUARANTEE INSURANCE COMPANY

	By:	/s/ Theodore G. Bryant

	Title:	Secretary and General Counsel

Reference:

IN WITNESS WHEREOF, the Reinsurer has caused this Contract to be executed by its duly authorized representative(s) this 26 day of March, in the year of 2009.
Signed in Washington, DC

ATTEST:	ULLICO CASUALTY COMPANY

	By:	/s/ David Aronowitz

	Title:	President

Reference:

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FLORIDA, GEORGIA & NEW JERSEY
PRIMARY TRADITIONAL MARKET
WORKERS’ COMPENSATION QUOTA SHARE REINSURANCE CONTRACT
NUCLEAR RISK EXCLUSION
     This Agreement does not apply to Loss Occurrences arising from, whether directly or indirectly, whether proximate or remote:
a)	Any Nuclear Facility, Nuclear Hazard or Nuclear Reactor;
b)	Any Nuclear Material, Radioactive Material, Nuclear Reaction, Nuclear Radiation or radioactive contamination, all whether controlled or uncontrolled; or
c)	Any Nuclear Material, Radioactive Material, Nuclear Reaction, Nuclear Radiation or radioactive contamination, all whether controlled or uncontrolled, caused directly or indirectly by, contributed to or aggravated by an Event;
d)	Any Spent Fuel or Waste;

e)	Any Fissionable Substance; or

f)	Any nuclear device or bomb.
As used in this Exclusion:
“Fissionable Substance” means;
any prescribe substance that is, or from which can be obtained, a substance capable of releasing atomic energy by nuclear fission.
“Nuclear Facility” means;
any Nuclear Reactor,
any apparatus designed or used to sustain nuclear fission in a self-supporting chain reaction or to contain a critical mass of plutonium, thorium and uranium or any one or more of them;
any equipment or device designed or used for (i) separating the isotopes of plutonium, thorium and uranium or any one or more of them, (ii) processing or utilizing spent fuel, or (iii) handling, processing or packaging Waste;

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any equipment or device used for the processing, fabricating or alloying of Special Nuclear Material if at any time the total amount of such material in the custody of the insured at the premises where such equipment or device is located consists of or contains more than 25 grams of plutonium or uranium 233 or any combination thereof, or more than 250 grams of uranium 235;
any equipment or device used for the processing, fabricating or alloying of plutonium, thorium or uranium enriched in the isotope uranium 233 or in the isotope uranium 235, or any one or more of them if at any time the total amount of such material in the custody of the Insured at the premised where such equipment or device is located consists of or contains more than 25 grams of plutonium or uranium 233 or any combination thereof, or more than 250 grams of uranium 235;
any structure, basin, excavation, premises or place prepared or used for the storage or disposal of Waste or Radioactive Material, and includes the site on which any of the foregoing is located, all operations conducts on such site and all premises used for such operations;
“Nuclear Hazard” means: the radioactive, toxic, explosive or other hazardous properties of Radioactive Material or Nuclear Material.
“Nuclear Material” means Source Material, Special Nuclear Material or Byproduct Material.
“Nuclear Reactor” means any apparatus designed or used to sustain nuclear fission in a self-supporting chain reaction or to contain a critical mass of fissionable material.
“Radioactive Material” means uranium, thorium, plutonium, neptunium, their respective derivatives and compounds, radioactive isotopes of other elements and any other substances that the Atomic Energy Control Board may, by regulation designate as being prescribed substances capable of releasing atomic energy, or as being requisite for the production, use or application of atomic energy.
“Source Material,” “Special Nuclear Material”, and “Byproduct Material” have the meanings given them in the Atomic Energy Act of 1954 or in any law amendatory thereof.
“Spent Fuel” means any fuel element or fuel component, solid or liquid, which has been sued or exposed to radiation in the Nuclear Reactor.
“Waste” means any waste material (i) containing Byproduct Material and (ii) resulting from the operation by any person or organization of any Nuclear Facility.

Effective: January 1, 2009	Document Draft Date: February 10, 2009
Ullico Casualty Tracking No.:	DRAFT Contract with Firm Order Terms

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